Exhibit 4.4

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

Second Supplemental Indenture

This Second Supplemental Indenture, dated as of March 21, 2016 (this “Second Supplemental Indenture”), is entered into by and among DIRECTV Holdings LLC, a Delaware limited liability company (the “Company” or an “Issuer”), DIRECTV Financing Co., Inc., a Delaware corporation (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), each of the Guarantors listed on the signature page hereto (together with any additional Subsidiary of the Company that becomes a Guarantor under the Indenture (as defined below) following the date hereof, the “Guarantors”), DIRECTV Group Holdings, LLC, a Delaware limited liability company (“New Parent Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, under an indenture, dated as of March 8, 2012 , as amended and supplemented by the first supplemental indenture, dated as of July 24, 2015 (the “First Supplemental Indenture”) and as further amended and supplemented hereby (the “Indenture”) among the Issuers, the Guarantors and the Trustee, the Issuers have issued $1,250,000,000 of their 2.400% Senior Notes due 2017 (the “2017 Notes”), $1,500,000,000 of their 3.800% Senior Notes due 2022 (the “2022 Notes”), $1,250,000,000 of their 5.150% Senior Notes due 2042 (the “2042 Notes” and, collectively with the 2017 Notes and the 2022 Notes, the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of any Series of Notes with the written consent of the Holders of Notes of not less than a majority of the aggregate principal amount of Notes of such Series then outstanding (including consents obtained in connection with a tender offer or exchange for such Notes);

WHEREAS, AT&T Inc., a Delaware corporation (“AT&T”), has offered to exchange (the “Exchange Offer”) any and all of the outstanding 2017 Notes for its new 2.400% Global Notes due 2017, any and all of the outstanding 2022 Notes for its new 3.800% Global Notes due 2022 and any and all of the outstanding 2042 Notes for its new 5.150% Global Notes due 2042, upon the terms and subject to the conditions set forth in the prospectus, dated as of March 11, 2016 (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, forming a part of AT&T’s Registration Statement on Form S-4 (File No. 333-209597), filed with the SEC on February 19, 2016, as amended by Amendment No. 1 to Form S-4, filed with the SEC on March 3, 2016;

WHEREAS, in connection with the Exchange Offer, AT&T has also solicited consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the Prospectus and set forth in Sections 2 and 3 of this Second Supplemental Indenture, with the operation of such Proposed Amendments being subject to the satisfaction or waiver, where permissible, by AT&T of the conditions to the Exchange Offer and the acceptance by AT&T for exchange of the Notes validly tendered and not withdrawn pursuant to the Exchange Offer;

WHEREAS, AT&T has received and caused to be delivered to the Trustee evidence of the consents from holders of at least a majority of the outstanding aggregate principal amount of each of the 2017 Notes, the 2022 Notes and the 2042 Notes to effect the Proposed Amendments under the Indenture with respect to the Notes;

WHEREAS, the boards of directors of the Issuers have each authorized and approved the execution and delivery of this Second Supplemental Indenture;

WHEREAS, the Issuers are undertaking to execute and deliver this Second Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture and the Notes with respect to the Notes in connection with the Exchange Offer and the related consent solicitation;

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Second Supplemental Indenture; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Second Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Guarantors, the New Parent Guarantor and the Trustee mutually covenant and agree as follows:

Section 1. Definitions.

(a) As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

(b) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Second Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Clauses or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Second Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.

Section 2. Amendments to the Indenture.

(a) The Indenture shall hereby be amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 4.03 (Reports)

Section 4.07 (Limitation on Liens)

Section 4.08 (Additional Subsidiary Guarantees)

Section 4.09 (Organizational Existence)

Section 4.10 (Change of Control and Ratings Decline)

Section 4.11 (Limitation on Sale and Leasebacks)

Clauses (e), (f) and (g) of Section 6.01 (Events of Default)

(b) Section 5.01 of the Indenture (Merger, Consolidation or Sale of Assets) is hereby deleted and replaced in its entirety by the following:

“The Company shall not consolidate or merge with or into another Person unless the Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the obligations of the Company pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture.”

(c) The failure to comply with the terms of any of the Sections or Clauses of the Indenture set forth in clause (a) and (b) above shall no longer constitute a Default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture.

(d) For the avoidance of doubt, Clauses (e), (f) and (g) of Section 6.01 (Events of Default) of the Indenture shall no longer apply to the Notes and the occurrence of the events described in Sections 6.01(e), (f) and (g) of the Indenture shall no longer constitute an Event of Default with respect to the Notes.

Section 3. Amendments to the Notes and Exhibits.

(a) Each of the 2017 Notes and Exhibit A-1 to the Indenture shall hereby be amended as follows:

(i) Paragraph 6 (Repurchase at Option of Holder) is hereby deleted in its entirety.

(ii) Paragraph 11 (Default and Remedies) of the Notes and Exhibit A-1 to the Indenture are each hereby amended by deleting Clauses (e), (f) and (g) as well as the following “In the event the 2017 Notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the 2017 Notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default: (1) the applicable Existing Notes have been redeemed, repaid or discharged in full; (2) the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or (3) the default that is the basis for the Event of Default has been cured” in its entirety.

(iii) Page A-1-10 “OPTION OF HOLDER TO ELECT TO PURCHASE” is hereby deleted in its entirety.

(b) Each of the 2022 Notes and Exhibit A-2 to the Indenture shall hereby be amended as follows:

(i) Paragraph 6 (Repurchase at Option of Holder) is hereby deleted in its entirety.

(ii) Paragraph 11 (Default and Remedies) of the Notes and Exhibit A-2 to the Indenture are each hereby amended by deleting Clauses (e), (f) and (g) as well as the following “In the event the 2022 Notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the 2022 Notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default: (1) the applicable Existing Notes have been redeemed, repaid or discharged in full; (2) the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or (3) the default that is the basis for the Event of Default has been cured” in its entirety.

(iii) Page A-2-10 “OPTION OF HOLDER TO ELECT TO PURCHASE” is hereby deleted in its entirety.

(c) Each of the 2042 Notes and Exhibit A-3 to the Indenture shall hereby be amended as follows:

(i) Paragraph 6 (Repurchase at Option of Holder) is hereby deleted in its entirety.

(ii) Paragraph 11 (Default and Remedies) of the Notes and Exhibit A-3 to the Indenture are each hereby amended by deleting Clauses (e), (f) and (g) as well as the following “In the event the 2042 Notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the 2042 Notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default: (1) the applicable Existing Notes have been redeemed, repaid or discharged in full; (2) the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or (3) the default that is the basis for the Event of Default has been cured” in its entirety.

(iii) Page A-3-10 “OPTION OF HOLDER TO ELECT TO PURCHASE” is hereby deleted in its entirety.

Section 4. Miscellaneous.

(a) Ratification of Indenture. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

(b) Headings. The headings of the Sections of this Second Supplemental Indenture are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

(c) Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(d) Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(e) Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

(f) Separability. In case any one or more of the provisions contained the Indenture or this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this Second Supplemental Indenture, but the Indenture or this Second Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

(g) Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this Second Supplemental Indenture.

(h) Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuers and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

(i) Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS, THE PARENT GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

DIRECTV HOLDINGS LLC, as Issuer

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV FINANCING CO., INC., as Issuer

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV CUSTOMER SERVICES, INC., as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV MERCHANDISING, INC., as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

[Signature Page to the Second Supplemental Indenture to the March 2012 Indenture]

DIRECTV ENTERPRISES, LLC, as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV, LLC, as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

LABC PRODUCTIONS, LLC, as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV HOME SERVICES, LLC, as Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

DIRECTV GROUP HOLDINGS, LLC, as New Parent Guarantor

By:	/s/ George B. Goeke
	Name:	George B. Goeke
	Title:	Assistant Treasurer

[Signature Page to the Second Supplemental Indenture to the March 2012 Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature Page to the Second Supplemental Indenture to the March 2012 Indenture]